UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2014

THE CORPORATE EXECUTIVE BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, The Corporate Executive Board Company (the “Company”) Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, expanded the size of the Board of Directors from eight to nine members and unanimously elected Stacey Rauch to the open position. Ms. Rauch was also appointed to the Audit Committee. Ms. Rauch is director Emeritus of McKinsey & Company from which she retired in September 2010.

As part of Ms. Rauch’s election as director, she is to receive an award of Restricted Stock Units valued at $130,000. The grant date of the award will be December 10, 2014, in accordance with the Company’s equity award policy, and the award will vest annually in four equal increments.

Item 7.01. Regulation FD Disclosure.

On November 7, 2014, the Company issued a press release announcing the election of Ms. Rauch to the Company’s Board of Directors. The Company also announced the approval of a cash dividend on its common stock for the fourth quarter of 2014 of $0.2625 per share. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	The Corporate Executive Board Company’s press release for the election of director and dividend declaration for the fourth quarter 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CORPORATE EXECUTIVE BOARD COMPANY
(Registrant)
Date: November 7, 2014
	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	The Corporate Executive Board Company’s press release for the election of director and dividend declaration for the fourth quarter 2014.